As filed with the Securities and Exchange Commission on August 8, 2001
                                                    Registration No. 333-_______
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               VENTRO CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware                                      77-0465469
   (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                      Identification No.)

                              1500 Plymouth Street
                        Mountain View, California 94043
              (Address of Principal Executive Offices) (Zip code)

                         NexPrise, Inc. 1997 Stock Plan
   NexPrise, Inc. Nonstatutory Stock Option Agreement with Certain Employees

                            -----------------------

                               David W. Zechnich
                            Chief Financial Officer
                               Ventro Corporation
                              1500 Plymouth Street
                        Mountain View, California 94043
                    (Name and address of agent for service)

                                 (650) 567-8900
         (Telephone number, including area code, of agent for service)

                            -----------------------

                                    Copy to:
                           Daniel G. Kelly, Jr., Esq.
                             Davis Polk & Wardwell
                              1600 El Camino Real
                          Menlo Park, California 94025
                                 (650) 752-2000

                                          CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                                   Proposed maximum    Proposed maximum   Amount of
              Title of securities                 Amount to be      offering price         aggregate     registration
                to be registered                 registered (1)        per share        offering price       fee
---------------------------------------------------------------------------------------------------------------------
Reserved under the NexPrise, Inc. 1997 Stock
  Plan. Common Stock, $.0002 par value (2)......   1,863,585 shares     $ 0.57 (3)        $ 1,062,244      $266.00
----------------------------------------------------------------- ------------------- -------------------------------
NexPrise, Inc. Nonstatutory Stock Option
  Agreement with Certain Employees.
  Common Stock, $.0002 par value (4)............   1,639,005 shares     $ 0.27 (5)        $   442,532      $111.00
---------------------------------------------------------------------------------------------------------------------
   Totals.......................................   3,502,590 shares         N/A           $ 1,504,776      $377.00
=====================================================================================================================

-------------------
(1)  This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2)  Pursuant to the Agreement and Plan of Merger and Reorganization dated as of July 13, 2001 (the "Agreement"), among the Registrant, NexPrise, Inc. ("NexPrise") and the other parties thereto, the Registrant acquired
     NexPrise, Inc. (the "Acquisition") and assumed all of the outstanding options to purchase common stock of
     NexPrise under its 1997 Stock Plan and, with appropriate adjustments to the number of shares and exercise price of each assumed option to reflect the ratio at which the common stock of NexPrise was converted into common stock of the Registrant under the Agreement.

(3)  Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(h) and 457(c) under the Securities Act, based upon the average between the high and low prices of the Common Stock as reported on the Nasdaq National Market on August 6, 2001.

(4)  Options outstanding under NexPrise Nonstatutory Stock Option Agreements, assumed by Registrant in connection with the Acquisition, with appropriate adjustments to the number of shares and exercise price of each assumed option to reflect the ratio at which the common stock of NexPrise was converted into common stock of the Registrant under the Agreement.


(5)  Represents weighted average exercise price per share of the Registrant's common stock underlying outstanding options, pursuant to Rule 457(h) under the Securities Act of 1933 ("Rule 457(h)").
======================================================================================================================

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference

     This Registration Statement incorporates herein by reference the following documents which have been filed with the Commission by the Registrant:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to Section 13 of the Securities and Exchange Act of 1934 (the "Exchange Act").

     2. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, filed pursuant to Section 13 of the Exchange Act.

     3. The Registrant's Current Reports on Form 8-K, dated March 22, 2001, April 10, 2001 (as amended on April 11, 2001), and July 30, 2001, filed pursuant to Section 13 of the Exchange Act.

     4. The description of the Registrant's Common Stock, par value $.0002 per share, contained in its registration statement on Form 8-A filed with the Securities and Exchange Commission on March 29, 2000, including any amendment or report filed for the purpose of updating such description.

     All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the "Incorporated Documents").

     Item 4.  Description of Securities.

          Not applicable.

     Item 5.  Interest of Named Experts and Counsel.

          Not applicable.

     Item 6.  Indemnification of Directors and Officers.

          The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

     Item 7.  Exemption for Registration Claimed.

          Not applicable.

     Item 8.   Exhibits.

     The following are filed as part of this Registration Statement:

Exhibit No.                   Description
-----------                   -----------

  4.1          NexPrise, Inc. 1997 Stock Plan (filed herewith)

  4.2          Form of NexPrise, Inc. Nonstatutory Stock Option Agreement
               (filed herewith)

  5.1 Opinion of Davis Polk & Wardwell (Counsel to the Registrant) as to the legality of securities being registered (filed herewith)

 23.1          Consent of Ernst & Young LLP (filed herewith)

 23.3          Consent of Davis Polk & Wardwell (included in Exhibit 5.1)

 24.1 Power of Attorney (Included on signature pages of this Registration Statement)

     Item 9.   Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report, pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 8th day of August 2001.


                                                   VENTRO CORPORATION

                                                   By: /s/ David W. Zechnich
                                                      --------------------------
                                                      David W. Zechnich
                                                      Chief Financial Officer

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David P. Perry and David W. Zechnich, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                            Title                 Date
          ---------                            -----                 ----
/s/ David P. Perry
----------------------------    Chief Executive Officer and      August 8, 2001
David P. Perry                  Director (Principal Executive
                                Officer)

/s/ David W. Zechnich
----------------------------    Chief Financial Officer          August 8, 2001
David W. Zechnich               (Principal Financial and
                                Accounting Officer)

/s/ Brook Byers
----------------------------    Chairman of the Board of         August 8, 2001
Brook Byers                     Directors

/s/ Jonathan Callaghan
----------------------------    Director                         August 8, 2001
Jonathan Callaghan

/s/ Jan Leschley
----------------------------    Director                         August 8, 2001
Jan Leschley

/s/ Naomi Seligman
----------------------------    Director                         August 8, 2001
Naomi Seligman

/s/ John Wilkerson
----------------------------    Director                         August 8, 2001
John Wilkerson

                                 EXHIBIT INDEX


Exhibit No.                   Description
-----------                   -----------

  4.1          NexPrise, Inc. 1997 Stock Plan (filed herewith)

  4.2          Form of NexPrise, Inc. Nonstatutory Stock Option Agreement
               (filed herewith)

  5.1 Opinion of Davis Polk & Wardwell (Counsel to the Registrant) as to the legality of securities being registered (filed herewith)

 23.1          Consent of Ernst & Young LLP (filed herewith)

 23.3          Consent of Davis Polk & Wardwell (included in Exhibit 5.1)

 24.1 Power of Attorney (Included on signature pages of this Registration Statement)